Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Prices Public Offering of $150.0 Million of
2.75% Convertible Senior Notes Due 2021

INCLINE VILLAGE, NV, November 17, 2016, PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) announced today that it has agreed to sell $150.0 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2021 (the Notes) in an underwritten public offering.  The conversion rate of the Notes will initially be 262.2951 shares of common stock per $1,000 principal amount of the Notes, equivalent to an initial conversion price of approximately $3.81 per share of common stock, subject to adjustment.  The net proceeds from the offering, after deducting the underwriters discount and other estimated offering expenses are expected to be approximately $145.8 million. PDL granted the underwriters an option to purchase up to an additional $22.5 million aggregate principal amount of the Notes to cover overallotments. PDL expects that the offering will be completed, subject to customary closing conditions, on November 22, 2016.

RBC Capital Markets (RBC) is acting as sole book-running manager and sole structuring advisor for the Notes offering. Piper Jaffray is acting as lead manager and Roth Capital Partners is acting as co-manager.

In connection with the offering of the Notes, PDL entered into a capped call transaction with Royal Bank of Canada, an affiliate of RBC (the Counterparty). The capped call transaction is expected generally to offset potential dilution to PDL’s common stock and/or any cash payments PDL will be required to make in excess of the principal amount upon any conversion of the Notes, with such offset subject to a cap. In addition, if the underwriters exercise their option to purchase additional Notes, PDL expects to use a portion of the net proceeds from the sale of such additional Notes to enter into an additional capped call transaction.

PDL has been advised that, in connection with establishing their initial hedge of the capped call transaction, the Counterparty expects to enter into various derivative transactions with respect to PDL’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of PDL’s common stock or the Notes at that time. In addition, the Counterparty may modify its hedge positions by entering into or unwinding derivatives with respect to PDL’s common stock and/or by purchasing or selling PDL’s common stock in secondary market transactions following the pricing of the Notes (and is likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of PDL’s common stock or the Notes, which could affect a holder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, could affect the amount and value of the consideration that a holder will receive upon conversion of the Notes.

Concurrently with the offering, PDL intends to use approximately $120.0 million of the net proceeds from the offering to repurchase approximately $120.0 million principal amount of PDL's outstanding 4.00% convertible senior notes due 2018. The balance of the net proceeds from the Notes offering will be used to pay the cost of the capped call transactions, acquire income-generating assets and pharmaceutical products, and for general corporate purposes.

The registration statement pursuant to which this offering is being made is effective pursuant to the Securities Act of 1933. Offers and sales of the Notes may be made only by the prospectus and related prospectus supplement, which, when available, may be obtained from RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281 or by calling (877) 822-4089.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About PDL BioPharma, Inc.

PDL seeks to optimize its return on investments so as to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries. In late 2012, PDL began providing alternative sources of capital through royalty monetizations and debt facilities and in 2016, began making equity investments in commercial stage companies, the first being Noden Pharma DAC. PDL has committed over $1.4 billion and funded approximately $1.1 billion in these investments to date.

PDL was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it has received significant royalty revenue.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

•	the ability to replace patent licensee revenues following final expiration of our existing patents in December 2014;

•	our ability to realize the benefits from our recent investment in Noden Pharma DAC;

•	the outcome of pending litigation or disputes;

•	the failure of licensees to comply with existing license agreements, including any failure to pay royalties due;

•	our ability to protect our patent and other intellectual property rights through litigation or other means;

•	positive or negative results in our attempt to acquire new income-generating assets, including new patents or royalty rights;

•
the productivity of acquired income-generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;

•	the ability of our licensees, or other third parties from which we receive royalty payments, to maintain or obtain regulatory approvals for the products subject to royalties;

•	the ability of our licensees to innovate, develop and commercialize their products;

•
the validity and enforceability of our acquisitions of income-generating assets, including the success of future royalty or product revenue streams and financing arrangements supported by future third party sales or royalties, and approval of licensed products that are in development, continued performance by licensees of their obligations under their agreements directly with us or through those companies for which we have made investments; and

•	fluctuations in foreign currency exchange rates.

Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the SEC, including the prospectus supplement and accompanying prospectus related to the Notes offering and documents incorporated by reference therein, especially its Forms 10-K and 10-Q and Current Reports on Form 8-K. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.